UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

Titan Energy, LLC

(Exact name of registrant specified in its charter)

Delaware	001-35317	90-0812516
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300

Fort Worth, TX 76102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retention Agreement

On May 23, 2017, Titan Energy, LLC (the “Company”) entered into a retention agreement (the “Retention Agreement”) with Mark D. Schumacher, its President.

The Retention Agreement provides that, if Mr. Schumacher remains employed with the Company for one year following the entry into the Retention Agreement, he will receive a cash retention bonus in the amount of $320,000 (the “Retention Bonus”). The Retention Bonus amount is payable in three installments: one-quarter following entry into the Retention Agreement, one-quarter on November 2, 2017 and the remaining half on May 2, 2018 (each a “Payment Date”), provided Mr. Schumacher is actively employed by the Company on each Payment Date. If Mr. Schumacher resigns or is terminated for cause prior to May 2, 2018, he will not be eligible for any unpaid portion of the Retention Bonus. However, if Mr. Schumacher is terminated by the Company without cause, the Company will pay him any unpaid portion of the Retention Bonus within sixty days of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017	TITAN ENERGY, LLC

	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer